Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES- OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A [Amendment No. 1] of ImmuCell Corporation (the “Company”) for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Olivier te Boekhorst, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company.

This certification is provided pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-K (“Item 601(b)(32)”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. In accordance with clause (ii) of Item 601(b)(32), this certification (A) shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

/s/ Paul Olivier te Boekhorst
Paul Olivier te Boekhorst
President and Chief Executive Officer
May 13, 2026

A signed original of this written statement required by Section 906 has been provided to ImmuCell Corporation and will be retained by ImmuCell Corporation and furnished to the Securities and Exchange Commission or its staff upon request.